EXHIBIT 5.1

Westerman Ball Ederer Miller & Sharfstein, LLP
1201 RXR Plaza
Uniondale, New York 11556

June 14, 2012

Roomlinx, Inc.
11101 W 120th Ave, Suite 200
Broomfield, CO 80021

Re:  Roomlinx, Inc. – Registration Statement on Form S-1

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by Roomlinx, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission on June 18, 2012 pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder (the “Rules”), you have requested that we furnish you with our opinion as to the legality of the securities being registered under the Registration Statement.

The Registration Statement relates to the registration for resale under the Act of 1,800,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”), including (i) 1,200,000 Shares currently issued and outstanding (the “Outstanding Shares”) and (ii) 600,000 Shares issuable upon exercise of outstanding Warrants of the Company (the “Warrant Shares”).  The Shares may be sold to the public by the Selling Stockholders identified in the prospectus constituting a part of the Registration Statement

We have examined originals, or copies certified to our satisfaction, of the Registration Statement, the Amended and Restated Articles of Incorporation of the Company, the Amended and Restated By-Laws of the Company, all pertinent records of the meetings of the directors and stockholders of the Company, and such other documents relating to the Company as we have deemed material for the purposes of this opinion, including, without limitation, the Certificate of the Chief Executive Officer of the Company attached hereto as Exhibit A.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

In addition, we have made such other examinations of law and fact as we considered necessary in order to form a basis for the opinions hereinafter expressed.

For the purposes of this opinion, we have assumed that (i) no change occurs in applicable laws, and the rules, regulations and orders under those laws, or the pertinent facts and (ii) the provisions of “blue sky” and other securities laws that may be applicable will have been complied with to the extent required.

We do not express any opinion herein concerning any law other than (i) the Private Corporations Law of the State of Nevada, including the statutory provisions and all applicable provisions of the Nevada Constitution and the reported judicial decisions, (ii) the federal securities laws of the United States and (iii) the state contract law that governs the Warrants.

Based upon the foregoing, and subject to the assumptions, exceptions and qualifications stated herein, we are of the opinion that (i) the Outstanding Shares have been duly authorized and are legally issued, fully paid and non-assessable, (ii) the Warrants are legal and binding obligations of the Company, enforceable in accordance with their respective terms, and (iii) the Warrant Shares have been duly authorized and, upon exercise of the Warrants pursuant to their terms (including the full payment of the exercise price thereof) and the consequent issuance of the Warrants Shares, will be legally issued, fully paid and non-assessable.

We note for you that we currently own 20,000 of the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any supplements and amendments thereto.  In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Westerman Ball Ederer Miller & Sharfstein, LLP

Westerman Ball Ederer Miller & Sharfstein, LLP

Exhibit A to Opinion

Roomlinx, Inc.
11101 W 120th Avenue
Broomfield, CO 80021

June 14, 2012

Westerman Ball Ederer Miller & Sharfstein, LLP
1201 RXR Plaza
Uniondale, New York 11530
Attention: Alan C. Ederer

Re: Roomlinx, Inc.  – Registration Statement on Form S-1

Dear Alan:

Reference is made to the Registration Statement on Form S-1 (the “Registration Statement”) filed by Roomlinx, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission on June 18, 2012 pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder.  The Company has requested that Westerman Ball Ederer Miller & Sharfstein, LLP (“WBEMS”) furnish an opinion as to the legality of the securities being registered under the Registration Statement (the “Opinion”).  The Registration Statement relates to the registration for resale under the Act of 1,800,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”), including (i) 1,200,000 Shares currently issued and outstanding (the “Outstanding Shares”) and (ii) 600,000 Shares issuable upon exercise of outstanding Warrants of the Company (the “Warrant Shares”).

The undersigned hereby certifies to WBEMS that (i) the issuances of the Outstanding Shares and the Warrants were duly authorized and approved by resolutions adopted the Board of Directors of the Company and that such resolutions remain in full force and effect and that none of the Outstanding Shares or Warrants have been cancelled, and (ii) that the issuances of the Warrant Shares in accordance with the terms of each of the respective Warrants have been duly authorized and approved by resolutions adopted the Board of Directors of the Company and that such resolutions remain in full force and effect.

The undersigned acknowledges that WBEMS will be relying upon the above certification in delivering the Opinion.

Very truly yours,
/s/ Michael S. Wasik
Michael S. Wasik
President, Chief Executive Officer